UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 13, 2015

Date of Report

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

207 Goode Avenue Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 13, 2015, Avery Dennison Corporation (the “Company”) announced that, in connection with the election described in subsection (c) below, Mitchell R. Butier, currently the Company’s President, Chief Operating Officer and Chief Financial Officer, will no longer serve as Chief Financial Officer, effective March 22, 2015. Mr. Butier will continue to serve as the Company’s President and Chief Operating Officer.

(c)           On February 13, 2015, the Company announced that its Board of Directors has elected Anne L. Bramman as the Company’s Senior Vice President and Chief Financial Officer, effective March 23, 2015.  Ms. Bramman, age 47, has served as Senior Vice President and Chief Financial Officer of Carnival Cruise Line, the largest division of Carnival Corporation, a global cruise company and one of the largest vacation companies, since December 2010.  Prior to that, she held several roles with Limited Brands, Inc. (now L Brands, Inc.), including Senior Vice President and Chief Financial Officer of Henri Bendel from 2008 to 2010; Vice President and Assistant Treasurer, Mergers, Acquisitions and Capital Markets, from 2006 to 2008; and Vice President, Finance, of Victoria’s Secret Stores from 2004 to 2006.  A copy of the press release announcing the election of Ms. Bramman is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The Compensation and Executive Personnel Committee (the “Committee”) of the Company’s Board of Directors approved the following compensation package for Ms. Bramman: (i) an annual base salary of $550,000; (ii) a target Annual Incentive Plan opportunity of 60% of base salary; and (iii) a target long-term incentive opportunity of 180% of base salary.  The Committee also approved grants to be made on June 1, 2015 of market-leveraged stock units with a target grant date fair value of $495,000 and performance units with a target grant date fair value of $495,000 for Ms. Bramman, with performance vesting and other terms and conditions consistent with the annual long-term incentive grants to be made to the Company’s other executives in February 2015.  In addition, the Committee approved the following sign-on compensation for Ms. Bramman:  (i) a special sign-on grant on June 1, 2015 of restricted stock units with a grant date fair value of $400,000, which will vest in equal installments on the first, second and third anniversaries of the grant date and (ii) a one-time cash award of $200,000 to be paid thirty days after the commencement of her employment, which is required to be paid back to the Company by Ms. Bramman in the event she voluntarily terminates her employment within 12 months of her start date. Ms. Bramman will receive an annual executive benefit allowance of $65,000, reimbursement up to $15,000 per year for financial counseling and tax preparation services, and taxable relocation assistance benefits in accordance with the Company’s executive relocation policy.  She will also be eligible to participate in the Company’s savings, deferred compensation, executive severance and key employee change of control severance plans, in each case as described in the Company’s 2014 Proxy Statement filed with the Securities and Exchange Commission on March 7, 2014.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1                        Press Release, dated February 13, 2015, announcing naming of Anne L. Bramman as Senior Vice President and Chief Financial Officer of Avery Dennison Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: February 13, 2015
	By:	/s/ Dean A. Scarborough
		Name:	Dean A. Scarborough
		Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 13, 2015, announcing naming of Anne L. Bramman as Senior Vice President and Chief Financial Officer of Avery Dennison Corporation.